EXHIBIT 3.155

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 02/19/1997
971055626 - 2707531

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OLS OFFICE PARTNERS L.P.

                    The undersigned, desiring to form a limited partnership under Section 17 - 201 of the Delaware Revised Uniform Limited Partnership Act, hereby certifies as follows:

                    1.      Name.  The name of the limited partnership formed hereby is OLS Office Partners L.P. (the “Partnership”).

                    2.      Registered Office.  The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                    3.      Registered Agent.  The name and address of the registered agent of the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                    4.      General Partner.  The name and the business address of the general partner of the Partnership is BRE Logan Office Inc., 345 Park Avenue, New York, New York 10017.

                    IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership on February 18, 1997 and submits it for filing in accordance with Sections 17-201 and 17-206 of the Delaware Revised Uniform Limited Partnership Act.

BRE LOGAN OFFICE INC.,
as General Partner

By:	/s/ Martin Burger

Martin Burger
Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/21/1998
981495068 - 2707531

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
OLS OFFICE PARTNERS L.P.

          IT IS HEREBY CERTIFIED THAT:

                    FIRST:          The name of the limited partnership is OLS Office Partners L.P. (the “Partnership”).

                    SECOND:      Pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, Section 17-202, Title 6, Delaware Code, the Certificate of Limited Partnership of the Partnership is amended as follows:

2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19085.

3. Registered Agent. The name and address of the registered agent of the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19085.

          4.         General Partner.  The name and business address of the general partner of the Partnership is TRC One Logan, L.L.C., Plymouth Meeting Executive Campus, 600 West Germantown Pike, Suite 221, Plymouth Meeting, Pennsylvania 19462.

          IN WITNESS WHEREOF, the undersigned, the General Partner of the Partnership, has duly executed this Certificate of Amendment on December 21, 1998.

TRC ONE LOGAN, L.L.C.
as General Partner

By:	/s/ David B. Rubenstein

David B. Rubenstein
President